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                            EXHIBIT 16


February 26, 1997



Securities and Exchange Commission
Judiciary Plaza
450-5th Street, N. W.
Washington, D.C. 20549

RE:  Costa Rica International, Inc.
     Commission File No.: 0-18222

Gentlemen:

I have read Item 4 of Costa Rica International, Inc. Form 8-K dated February 3, 1997 and amendment 1 to form 8-K to be filed on or about February 28, 1997 and I am in agreement with the statements contained in Item 4.

Sincerely,

/s/ T. Alan Walls

T. Alan Walls, CPA, P.C.